UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 18, 2007

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation or organization)	( I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, zip code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2007, on December 6, 2007, Mr. John S. McFarlane, member of the Board of Directors of Exar, was appointed as interim Chief Executive Officer and President of Exar while Exar conducts an executive search for a new Chief Executive Officer.

A copy of the consulting agreement entered into between Exar and Mr. McFarlane dated December 19, 2007 in connection with such appointment is furnished as Exhibit 10.1 to this report and is incorporated herein by reference.

ITEM 7.01	Regulation FD Disclosure

On December 18, 2007, Exar Corporation issued a press release announcing a business update for the 2008 third fiscal quarter. A copy of the business update is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Agreement between Exar Corporation and John S. McFarlane dated December 19, 2007.

99.1	Press Release of Exar Corporation dated December 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EXAR CORPORATION

By:	/s/ J. SCOTT KAMSLER	Date:	December 20, 2007
J. Scott Kamsler
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
10.1	Agreement between Exar Corporation and John S. McFarlane dated December 19, 2007.

99.1	Press Release of Exar Corporation dated December 18, 2007.